As Filed with the Securities and Exchange Commission on November 19, 2007
================================================================================
                                            Registration No. 333-143039

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                Amendment No. 1
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Nine Mile Software, Inc.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                        7371                  20-8006878
------------------------------ -------------------------  ----------------------
  (State or jurisdiction of        (Primary Standard         (I.R.S. Employer
incorporation or organization) Industrial Classification  Identification Number)
                                   Code Number

         1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106
                                 (801) 433-2000
          (Address and telephone number of principal executive offices)

         1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106 (Address of principal place of business or intended principal place of business)

                                 Andrew Limpert
                          c/o Nine Mile Software, Inc.
                       1245 East Brickyard Road, Suite 590
                           Salt Lake City, Utah 84106
                                 (801) 433-2000
            (Name, address and telephone number of agent for service)

                                    Copy to:

                            Leonard E. Neilson, Esq.
                            Leonard E. Neilson, P.C.
                      8160 South Highland Drive, Suite 209
                                Sandy, Utah 84093
                                 (801) 733-0800

     Approximate date of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check he following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                          CALCULATION OF REGISTRATION FEE

                                                                  Proposed            Proposed
                                                                   maximum            maximum
     Title each class of securities          Amount to be      offering price        aggregate           Amount of
            to be registered                registered (1)        per share        offering price     registration fee
----------------------------------------- ------------------- ----------------- -------------------- ------------------
Common stock                                    714,290           $ 0.70(2)          $ 500,003            $ 15.35
========================================= =================== ================= ==================== ==================
Total                                                                                                     $ 15.35
========================================= =================== ================= ==================== ==================
                                                                                TOTAL FEE                 $ 15.35(2)(3)


     (1) Represents shares of common stock offered directly to the public by us.
     (2) Fee calculated in accordance with Rule 457(o) of the Securities Act.
     (3) Registration fee was paid when Form SB-2 registration statement was filed on May 17, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   Subject to completion dated November  , 2007
                                   ----------------------------------------
PROSPECTUS

                            NINE MILE SOFTWARE, INC.
                         714,290 Shares of Common Stock

     This is our initial public offering. We are offering a minimum of 214,290 shares of common stock and a maximum of 714,290 shares at the purchase price of $0.70 per share on a self underwritten, best efforts basis.

     Until the minimum of $150,003 is realized by selling a minimum of 214,290 shares offered hereby, all payments for shares will be deposited into an escrow account with Escrow Specialists, an unaffiliated escrow company in Ogden, Utah, which will be our escrow agent. If the minimum of $150,003 is not raised, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. Once $150,003 is realized, all funds held in the escrow account will be released to us and we will continue to sell shares up to the maximum amount of 714,290 shares at a total sales price to the public of $500,003.

     Prior to this offering, there has been no public market for our common stock. If we sell at least the minimum number of shares, of which there is no assurance, we intend to contact an authorized market maker to sponsor our securities on the OTC Bulletin Board, a quotation service for subscribing NASD members. There is, however, no assurance that our shares will ever be quoted on the Bulletin Board or by any other marketplace.

     We will sell the shares in this offering through our officers and directors. Officers and directors engaged in the sale of our shares will receive no commission from sales nor will any officer or director register as a broker-dealer. We have no intention of inviting broker-dealer participation in this offering. We may advertise and hold investment meetings in various states where the offering will be registered. We will also distribute this prospectus to potential investors at the meetings and to our friends and relatives who are interested in Nine Mile Software and a possible investment in the offering.

     The securities offered in this prospectus involve a high degree of risk and substantial dilution. An investment in our common stock should be made only by investors who can afford a loss of their entire investment. You should carefully consider the "Risk Factors" beginning on page 5 of this prospectus and the matters discussed under "Dilution" on page 9.

     Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

================================ ========================= =========================== ============================
                                    Price to the Public        Underwriting Discounts              Proceeds
                                                                 and Commissions(1)             to Issuer (2)
-------------------------------- ------------------------- --------------------------- ----------------------------
Per Share                               $    0.70                $  0.00                        $    0.70
-------------------------------- ------------------------- --------------------------- ----------------------------
Minimum Offering                        $ 150,003                $  0.00                        $ 150,003
214,290 Shares
-------------------------------- ------------------------- --------------------------- ----------------------------
Maximum Offering                        $ 500,003                $  0.00                        $ 500,003
714,290 Shares
================================ ========================= =========================== ============================

     (1) Our officers and  directors  will sell the shares,  but will receive no commission from sales nor will they register as a broker-dealer.
     (2) Before deducting offering expenses estimated at $35,000 payable by us.

                                 The date of this Prospectus is November  , 2007


                                                 TABLE OF CONTENTS
                                                                                                    Page
                                                                                                    ----

PROSPECTUS SUMMARY.............................................................................       3
RISK FACTORS...................................................................................       5
DILUTION.......................................................................................       9
THE OFFERING...................................................................................      11
DETERMINATION OF OFFERING PRICE................................................................      11
USE OF PROCEEDS................................................................................      11
CAPITALIZATION.................................................................................      12
PLAN OF DISTRIBUTION...........................................................................      12
LEGAL PROCEEDINGS..............................................................................      14
DESCRIPTION OF OUR BUSINESS....................................................................      14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.....................................      20
MANAGEMENT.....................................................................................      22
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................................      24
DESCRIPTION OF SECURITIES......................................................................      25
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...................      26
CERTAIN MARKET INFORMATION AND MARKET RISKS....................................................      26
LEGAL MATTERS..................................................................................      27
EXPERTS........................................................................................      28
INTERESTS OF NAMED EXPERTS AND COUNSEL.........................................................      28
WHERE YOU CAN FIND MORE INFORMATION............................................................      28
FINANCIAL STATEMENTS...........................................................................F-1 TO F-19
                                                  --------------

     As used in this prospectus, unless otherwise indicate, "we",. "us", "our", "Nine Mile Software" and the company refer to Nine Mile Software, Inc.

                               PROSPECTUS SUMMARY

     This summary highlights information contained throughout this prospectus. Before making an investment decision, you should read carefully the entire prospectus, including the information under the "Risk Factors" section and our financial statements and related notes.

OUR BUSINESS

     We incorporated on November 30, 2006 in the State of Nevada. We are developing and intend to produce and distribute to the financial services industry, the TradeWarrior portfolio rebalancing and trade generation program. We anticipate launching this product in the third or first quarter of 2008. We intend to market TradeWarrior to independent Registered Investment Advisors ("RIAs").

     Our principal executive offices are located at 1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106 and our telephone number is (801) 433-2000.

     We are not a blank check company and do not have any intention to engage in a reverse merger with any entity in an unrelated industry.

NUMBER OF SHARES BEING OFFERED

     We are offering a minimum of 214,290 and a maximum of 714,290 shares of our common stock on a self underwritten, best efforts basis. Our officers and directors will offer and sell the shares, but will receive no commission in connection with sales. Proceeds from sales will be deposited into an escrow account at Escrow Specialists in Ogden, Utah. If the minimum amount is not raised, all payments deposited in the escrow account will be refunded in full, without interest and without any deduction for expenses. If at least the minimum amount is realized, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount.

NUMBER OF COMMON SHARES OUTSTANDING


     We have 1,882,000 shares of our common stock outstanding as of November 15, 2007 and at the date of this prospectus. If we sell the minimum amount, we will have a total of 2,096,290 shares outstanding and if the maximum amount is sold, we will have a total of 2,596,290 shares outstanding.

USE OF PROCEEDS

     We intend to use the proceeds from the sale of shares to finish programming the TradeWarrior product, develop and implement marketing strategies and to hire service personnel.

SUMMARY FINANCIAL DATA

     The following summary financial information summarizes the more complete historical financial information included in our financial statements at the end of this prospectus.



                          SUMMARY FINANCIAL INFORMATION

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Statements of Operations Data

                                                                                             For The Period
                                                                                            November 30, 2006
                                            For The Nine              For The                 (Inception)
                                            Months Ended             Year Ended                     to
                                            Sept. 30, 2007        December 31, 2006          Sept. 30, 2007
                                            --------------        -----------------          --------------
                                             (Unaudited)                                       (Unaudited)
Revenues:                                    $      --               $      --                 $      --
Expenses:
   General & administrative                       19,250                   1,002                    20,252
                                             -----------             -----------               -----------

      Total Expenses                              19,250                   1,002                    20,252
                                             -----------             -----------               -----------

      Income (Loss) from operations
                                                                                               -----------

Net (loss)                                   $   (19,250)            $    (1,002)              $   (20,252)
                                             ===========             ===========               ===========

Basic (loss) per share                       $     (0.01)            $     (0.00)

Weighted average number of
  shares outstanding                           1,822,000               1,822,000                 1,822,000
                                             ===========             ===========               ===========


Balance Sheet Data
                                                   Sept. 30, 2007          December 31, 2006,
                                                   --------------          ------------------
                                                    (Unaudited)
     Assets

Current assets
   Cash                                             $    56,108               $    44,548
                                                    -----------               -----------

       Total current assets

       Other assets - Copyright                     $     1,190               $      --
                                                    -----------               -----------

       Total assets                                 $    57,298               $    44,548
                                                    ===========               ===========

     Liabilities and stockholders' equity

Current Liabilities
   Accounts payable                                 $     2,000               $      --
                                                    -----------               -----------

       Total liabilities                            $     2,000               $      --
                                                    -----------               -----------

Stockholders' equity
   Common stock                                           1,882                     1,822
   Additional paid-in capital                            73,668                    43,728
   Accumulated deficit                                  (20,252)                   (1,002)
                                                    -----------               -----------

       Total stockholders' equity                        55,298                    44,548
                                                    -----------               -----------

       Total liabilities and stockholders' equity   $    57,298               $    44,548
                                                    ===========               ===========


                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk, and should not be made by anyone who cannot afford to lose his or her entire investment. You should consider carefully the risks set forth in this section, together with the other information contained in this prospectus, before deciding to invest in our common stock. If any of the following events or risks actually occurs, our business, operating results and financial condition would likely suffer materially and you could lose your entire investment.

Going Concern

     We may not be able to continue as a going concern.

     Our independent registered public accountants have reviewed our financial data and information and rendered a statement that they have substantial doubt about our ability to continue as a going concern for the following reasons:


     o we have limited financial resources and have incurred a net loss since inception through September 30, 2007;

     o   we have limited working capital and stockholders` equity; and

     o our ability to establish an ongoing source of revenues sufficient to cover operating costs and operate successfully is uncertain.

     If we fail to produce revenues, our business could fail, we could cease operations and you would lose your entire investment.

Risks Relating to Our Business

     We have a limited operating history, have not recorded revenues or operating profits since inception and, if we are unable to generate sufficient revenues to pay expenses in the near future, our business may fail resulting in the loss of any money invested in our common stock.
     ---------------------------------------------------------------------------

     We have a limited operating history and have not realized any revenues or operating profits since our inception in November 2006. We face all the risks and problems associated with businesses in their early stages in a competitive environment. Prospective investors have only limited information on which to make an evaluation of our prospects. Our principal product, the TradeWarrior portfolio rebalancing program, has not been fully developed and has never been commercially marketed. If we are unable to successfully market the TradeWarrior within a reasonable time, we may not be able to generate sufficient cash flows to meet operating expenses. Our prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of any new business in a competitive environment.

     As a public company our cost of doing business will increase because of necessary expenses, including compliance with SEC reporting requirements.
     ---------------------------------------------------------------------------

     Because we are becoming a public company, we will incur significant legal, accounting and other expenses to comply with certain SEC requirements and, in particular, the Sarbanes-Oxley Act of 2002. Sarbanes-Oxley and other rules implemented by the SEC, requires management to assess its internal controls over financial reporting and requires auditors to attest to that assessment. Current regulations require us to include this assessment and attestation in our annual report on Form 10-KSB commencing with the annual report for our fiscal year ending December 31, 2007.

     Management will need to invest significant time and energy to stay current with the public company responsibilities of our business, which will limit their time they can apply to other tasks associated with operating our business. It is possible that the additional burden and expense of operating as a public company will cause us to fail to achieve profitability, which would cause our business to fail and our investors to lose all their money invested in our stock.

     We estimate that remaining a public company will cost us in excess of $25,000 annually. This is in addition to all of the other cost of doing business. It is important that we maintain adequate cash flow not only to operate our business, but also to pay the cost of remaining public. If we fail to pay public company costs as such costs are incurred, we will become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market, if one should develop. Further, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

     We may need additional capital to fulfill our business strategies, which may not be available at attractive terms, or at all.
     ---------------------------------------------------------------------------

     If we realize the maximum amount from this offering, we expect that we can complete development of and commence marketing the TradeWarrior program during the next twelve months. If, however, we realize more than the minimum amount but less than the maximum amount, we may need to secure additional funds in order to expand marketing efforts, continue with research and development, add additional research and marketing staff and acquire additional equipment. If cash flows from operations are insufficient to fund expected capital needs, or our needs are greater than anticipated, we will need to raise additional funds possibly through private or public sales of equity securities or the incurrence of debt. Additional funding may not be available on favorable terms, or at all. If we borrow funds, we would likely be obligated to make periodic interest or other debt service payments and be subject to additional restrictive covenants. If we raise additional funds through public or private sales of equity securities, sales may be at prices below the market price of our stock and our stockholders would suffer significant dilution. Failure to secure additional capital, if needed, could force us to curtail our growth strategy, reduce or delay capital expenditures and downsize operations, which would have a material negative effect on our financial condition.

     If we cannot complete development of and commence marketing TradeWarrior, we may not be able to realize sufficient revenues to continue operations.
     ---------------------------------------------------------------------------

     We will use the proceeds from this offering to complete development of and commence marketing TradeWarrior. Because we have not commenced marketing TradeWarrior, actual results, if any, from our marketing efforts and planned operations are difficult to predict and could vary significantly due to factors we cannot presently control or predict. These factors could affect the size and viability of the potential market for TradeWarrior, marketing and sales costs, and the actual demand for the product. Our inability to successfully market TradeWarrior would likely cause our business to fail and cause investors in our common stock to lose their entire investment.

     There is an uncertain market for TradeWarrior.
     ---------------------------------------------------------------------------

     We are a new business and have no marketing history to accurately predict whether TradeWarrior will be accepted by the financial services industry, specifically RIAs, state registered advisors and financial planners. Further, we cannot predict whether there will be sufficient demand for TradeWarrior for us to achieve and sustain profitability. If ultimately we are unable to achieve a viable and profitable market for TradeWarrior, our business would most likely fail and investors in our shares would lose their entire investment.

     We expect to encounter several competitive software programs on the market.
     ---------------------------------------------------------------------------

     After TradeWarrior is fully developed and we begin marketing the software to financial service firms and investment advisors, we will encounter competition from other similar programs presently on the market. We believe our primary competitors are iRebal, Tamarac Advisor and eAllocator. These competing software programs and others on the market may offer similar or superior features to TradeWarrior at a competitive price. Competitors may also be able to develop new or enhanced software that may be more efficient and less expensive than TradeWarrior. Further, competitors may develop proprietary positions that prevent us from successfully commercializing new software that we may develop. As a result, our software may not be able to compete successfully and new developments by others may render our software obsolete or uneconomical. If we fail to address competitive developments quickly and effectively, we will not be able to grow our business or remain a viable entity.

     Our business could be adversely affected by economic developments in the financial services industry and/or the economy in general.
     ---------------------------------------------------------------------------

     Once we begin marketing TradeWarrior, we will depend on the perceived demand for the application of this technology. TradeWarrior focuses on small to mid-tier registered investment advisory businesses. Therefore, we may be susceptible to downturns in the financial services industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely negatively affect our business and your investment in our common stock.

     If we fail to retain the services of our key personnel our business would be adversely affected.
     ---------------------------------------------------------------------------

     Our future success depends on retaining existing key employees and executive officers and our ability to hire new key employees, as necessary. The loss of existing key employees, particularly our Chief Executive Officer, Damon Deru, or the inability to attract new key employees could limit our ability to successfully market TradeWarrior. This would be detrimental to future development of new programs and products and to our overall business.

     We may be unable to protect our software or intellectual property adequately or cost effectively.
     ---------------------------------------------------------------------------

     Our future success depends in part on our ability to protect and preserve proprietary rights related to our software. We currently are in the process of seeking appropriate proprietary protection for our developing software and resulting products and trademarks. We have obtained copyright protection on "TradeWarrior" and plan to continue to secure copyright protection as we make enhancements and changes to the program. We also have retained legal representation to conduct a patent search to help determine the patentability of TradeWarrior. We will assess the possibility of seeking patent protection for TradeWarrior when that search is completed. Our use of proceeds from this offering anticipates seeking patent protection if we determine it is feasible and worth the time, effort and cost. However, there is no guarantee that we can actually obtain a patent. We will continue to pursue additional protections for our intellectual property as we develop new software and related products and enhance existing products. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar software and programs. Further, if we do obtain these protections, we many not be able to prevent third parties from using our software or other intellectual property rights and technology without our authorization. Enforcing intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

     Our intellectual property may infringe on the rights of others, resulting in costly litigation.
     ---------------------------------------------------------------------------

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights, particularly the filing of suits alleging infringement of intellectual property rights. Other companies or individuals may allege that our software and programs infringe on their patents or other intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. If we become engaged in such litigation and lose, we could be liable for substantial damages, and be forced to re-engineer one or more of our products, discontinue the use of the subject matter in question, obtain a license to use those rights and/or develop non-infringing alternatives. Any of these results would increase cash expenditures and adversely affect our financial condition.

Risks Relating to the Offering and Ownership of Our Common Stock

     The book value of your investment after the offering will be much lower than the purchase price, creating immediate dilution to your investment.
     ---------------------------------------------------------------------------

     Purchasers of our shares in this offering will suffer substantial and immediate dilution to the book value of the common stock below the offering price. The net tangible book value of our shares on September 30, 2007, was approximately $0.03 per share. After sales of the minimum 214,290 shares, the net tangible book value per share will be approximately $0.08, or a loss to purchasers of approximately $0.62 per share. After sales of the maximum 714,290 shares, the net tangible book value per share will be approximately $0.20, or a loss to purchasers of approximately $0.50 per share. Also, we presently have outstanding stock purchase options to purchase a total of 610,000 shares of our common stock at the exercise price of $0.025 per share. These options are not exercisable until May 1, 2008 and are subject to certain vesting criteria based on sales and profitability. If all or a portion of these options are exercised at $0.025, purchasers in this offering would suffer additional dilution, based on the number of options exercised.

     Failure to sell the minimum number of shares offered will result in the failure of this offering and your investment would be returned to you.
     ---------------------------------------------------------------------------

     We may not be able to sell the minimum number of shares required to close this offering. Until 214,290 shares are subscribed and paid for, all proceeds received from this offering will be placed in escrow at Escrow Specialists. Proceeds from the offering will be released to us only upon satisfaction of this minimum amount. If the minimum offering is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned to investors without accrued interest. Thus, those persons subscribing to our stock would lose the use of their funds during this period.

     There is no public trading market for our common stock and there is no assurance that a market will develop or be maintained.
     ---------------------------------------------------------------------------

     There is not currently, nor has there ever been, a public trading market for our securities. Following completion of this offering, we intend to request an authorized market maker to sponsor an application to have our common stock quoted on the OTC Bulletin Board. We cannot give you any assurance that our shares will ever be quoted on the Bulletin Board or that an active trading market will develop or be sustained. If an active trading market for our common stock does not develop, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, any future trading price for our shares may be highly volatile and subject to significant fluctuations in response to variations in our quarterly operating results and other factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale.

     The arbitrary offering price of our shares is not an indication of their value.
     ---------------------------------------------------------------------------

     Our board of directors has arbitrarily determined the initial offering price of the shares offered hereby, which price does not necessarily relate to our asset value, earnings, net worth, financial condition or any other established criteria of value. Also, the offering price bears no relationship to any market price for the shares subsequent to the offering. The offering price should not be regarded as an indication of the actual value or future market price of the common stock.

     We do not anticipate paying dividends in the foreseeable future.
     ---------------------------------------------------------------------------

     We anticipate that we will retain any future earnings and other cash resources for future operations and development of our business. Accordingly, we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including operating results, financial condition and capital requirements. Companies that pay dividends may be viewed as a better investment than corporations that do not, which could make our stock less attractive to potential investors.

     Future sales or the potential for sale of a substantial number of shares of our common stock, could cause our market value to decline.
     ---------------------------------------------------------------------------

     Immediately after this offering, if the maximum amount is fully subscribed, we will have 2,596,290 shares of our common stock outstanding. Shares sold in this offering will be freely tradable without restriction or further registration under the federal securities laws, unless purchased by our affiliates. None of the 1,882,000 shares of our common stock outstanding immediately prior to this offering will be subject to a lock-up agreement or other arrangement precluding future sales by current holders. These shares are considered restricted securities and may be sold only pursuant to a registration statement or the availability of an appropriate exemption from registration.

Sales of a substantial number of these restricted shares in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and materially impair our ability to raise capital through the sale of additional equity securities.

     Trading in our shares will be subject to certain "penny stock" regulation.
     ---------------------------------------------------------------------------

     If a market for our shares develops, trading will be subject to certain provisions commonly referred to as the "penny stock rule." A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Accordingly, trading in our stock will be subject to additional sales practice requirements on broker-dealers that may require a broker dealer to:

     o make a special suitability determination for purchasers of penny stocks;

     o receive the purchaser's written consent to the transaction prior to the purchase; and

     o deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

     Consequently, these disclosure requirements may restrict the ability of broker-dealers to trade and/or maintain a market in our stock and reduce the level of trading activity in the secondary market. Also, prospective investors may not want to get involved with the additional administrative requirements. For as long as our securities are subject to the rules on penny stocks, the liquidity of our common stock could be significantly limited, which would have a material adverse effect on the trading of our shares. This lack of liquidity may also make it more difficult for us to raise capital in the future.

     Effective voting control will be held by our current directors and two principal stockholders who will have the ability to control future election of directors and the affairs of our company.
     ---------------------------------------------------------------------------

     Presently, our directors and two principal stockholders own in the aggregate approximately 85% of our outstanding common stock. If the maximum amount of this offering is sold, these persons will own approximately 61% of the outstanding shares. Accordingly, current directors and principal stockholders will have the ability to elect all of our directors, who in turn elect all executive officers, and to control our business and other affairs without regard to the votes of other stockholders.

Cautionary Statement Concerning Forward-Looking Information

     This prospectus contains forward-looking statements relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed in the "Risk Factors" section beginning on page 5. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                                    DILUTION

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount resulting from subtracting total liabilities and intangible assets from total assets. Dilution is primarily the result of our arbitrary determination of the offering price of the shares being offered. Dilution is also a result of the lower book value of the shares held by our existing stockholders.
                                       -9-

     At March 31, 2007, our net tangible book value was $34,632 or approximately $.02 per common share, based on 1,822,000 shares outstanding consisting. These shares were sold to 13 individuals at a cash price of $.025 per share. We are now offering a minimum of 214,290 shares and a maximum of 714,290 shares at a price of $0.70 per share.

If 100% of the Shares are Sold


     Upon completion of this offering and if all the offered shares are sold, we will have 2,596,290 shares outstanding. Our post offering pro forma net book value that gives effect to the receipt of the net proceeds from 100% of the shares being sold, but does not take into consideration any other changes in net tangible book value, will be $519,111, or approximately $0.20 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.17 per share, without any additional investment on their part. You will incur an immediate dilution from $0.70 per share to $0.20 per share.

     If the maximum number of shares are sold, the purchasers of the shares will own approximately 28% of the total number of shares then outstanding, for which they will have made a cash investment of $500,003, or $0.70 per share. Our existing stockholders will own approximately 72% of the total number of shares then outstanding, for which they have made contributions of cash totaling $75,550 or $0.04 per share.

If 50% of the Shares are Sold

     Upon completion of this offering and if 50% of the offered shares are sold, we will have 2,229,145 shares outstanding. Our post offering pro forma net book value that gives effect to the receipt of the net proceeds from 50% of the shares being sold, but does not take into consideration any other changes in net tangible book value, will be $269,111, or approximately $0.12 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.09 per share, without any additional investment on their part. You will incur an immediate dilution from $0.70 per share to $0.12 per share.

     If 50% of the offered shares are sold, the purchasers of the shares will own approximately 16% of the total number of shares then outstanding, for which they will have made a cash investment of $250,001, or $0.70 per share. Our existing stockholders will own approximately 84% of the total number of shares then outstanding, for which they have made contributions of cash totaling $75,550 or an average of $0.04 per share.

If Minimum Number of the Shares are Sold

     Upon completion of this offering and if the minimum number of the offered shares are sold, we will have 2,096,290 shares outstanding. Our post offering pro forma net book value that gives effect to the receipt of the net proceeds from the minimum offering, but does not take into consideration any other changes in net tangible book value, will be $169,111, or approximately $0.08 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.05 per share, without any additional investment on their part. You will incur an immediate dilution from $0.70 per share to $0.63 per share.

     If the minimum number of the offered shares are sold, the purchasers of the shares will own approximately 11% of the total number of shares then outstanding, for which they will have made a cash investment of $150,003, or $0.70 per share. Our existing stockholders will own approximately 90% of the total number of shares then outstanding, for which they have made contributions of cash totaling $75,550 or an average of $0.04 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

                                                                                                 Maximum
     Percent of Offering Sold                                 Minimum              50%            100%
         Shares sold                                          214,290            357,145         714,290
                                                              ===========       ===========      ============


         Initial public offering price                        $     0.70        $   0.70        $    0.70
         Price paid by original investors                     $     0.04        $   0.04        $    0.04
         Net tangible book value per share
              prior to offering                               $      .03        $    .03        $     .03

         Net proceeds to Nine Mile Software *                 $  115,003        $ 215,003        $ 465,003

         Total shares outstanding                              2,096,290        2,239,143         2,596,290

         Net tangible book value per share
              after the offering                              $     0.08       $    0.12        $     0.20
         Increase to existing stockholders - per share        $     0.05       $    0.09        $     0.17
         Dilution to new stockholders - per share             $     0.62       $    0.58        $     0.50
         Percentage dilution to new stockholders                     89%             83%                71%

---------------------

         * Net proceeds after deducting estimated offering expenses. If we do not sell the minimum 214,290 shares, all invested funds will be returned to the investors and we will realize $0 proceeds.


     In addition to the above dilution calculations, prospective purchasers should be aware that we have outstanding stock purchase options to purchase a total of 610,000 shares of our common stock at the exercise price of $0.025 per share. These options are not exercisable until May 1, 2008 and are subject to certain vesting criteria based on sales and profitability. We cannot reasonably predict whether these options will eventually vest or whether any or all of the options will ever be exercised. However, if all or a portion of these options are exercised at $0.025, purchasers in this offering would suffer additional dilution. The 610,000 shares issuable upon exercise of the options would equal approximately 19% of the 3,206,290 total shares that would be outstanding, assuming the maximum number of shares are sold in this offering. The amount of additional dilution would be based on the number of options actually exercised.

                                  THE OFFERING

     This is a self-underwritten offering whereby we are offering for sale to the public a minimum of 214,290 shares of common stock and a maximum of up to 714,290 shares of common stock at $0.70 per share. We will offer the shares directly to the public through our three directors, Damon Deru (Chief Executive Officer), Andrew Limpert (Chairman of the Board) and Michael Christensen (Secretary). No commissions will be paid in connection with the offer and sale of the shares by us under this prospectus. Our officers and directors will not purchase shares in this offering with the goal of assisting us to meet the minimum offering.

                         DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no public market for our common stock. Consequently, our board of directors arbitrarily determined the initial public offering price of $0.70 per share. Factors considered in determining the offering price, in addition to prevailing market conditions, include an assessment of our prospects. The offering price does not necessarily bear any relationship to our current assets, book value, future earnings, net financial condition or other established criteria of value and should not be regarded as an indication of the actual value or future market price of the shares. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that the shares can be resold at the public offering price.

                                 USE OF PROCEEDS

     We estimate the net proceeds from the sale of shares offered hereby to be approximately $465,000 if the maximum number is sold and approximately $115,000 if the minimum number is sold. Net proceeds are determined after deducting estimated offering costs of approximately $35,000. We anticipate that the estimated net proceeds will be used generally as set forth below, with the highest priority uses listed first. The table sets forth the minimum, maximum investments as well as an assumed sale of 50% of the shares. The percentages have been rounded.

                                              Minimum                     50%                      Maximum
                                        ----------------------     ---------------------    ------------------------
                                        Shares     Percentage      Shares   Percentage       Shares     Percentage
                                        Sold       Of Proceeds     Sold     Of Proceeds      Sold       Of Proceeds
                                       ---------   -----------    --------- ------------    ---------   ------------
Gross proceeds...................      $ 150,003       -          $ 250,002    -            $ 500,003         -
                                       =========                  =========                 =========
Costs of offering(1).............         35,000       23 %          35,000      14 %          35,000        7 %
Commercialization of software             50,000       34 %          50,000      20 %         100,000       20 %
Legal costs (patents)............         15,000       10 %          15,000       6 %          15,000        3 %
Marketing........................         15,000       10 %          50,000      20 %          93,000       18 %
Supplies.........................         10,000        7 %          12,500       5 %          15,000        3 %
Professional fees (Ongoing)......          5,000        3 %          20,000       8 %          50,000       10 %
Salaries.........................         15,000       10 %          40,000      16 %         100,000       20 %
Working capital(2)...............          5,000        3 %          27,500      11 %          87,000       19 %
                                     -----------   ----------    ----------  ----------     ---------   ------------
     Total.......................      $ 150,003      100 %       $ 250,002     100 %       $ 500,003      100 %
                                     ===========   ==========    ==========  ==========     =========   ============

-----------------------

     (1) Offering costs include accounting and legal fees, filing fees and printing expenses. (2) Working capital includes office expenses and other general corporate purposes.

     Amounts set forth above merely indicate our best estimates for the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending on the total amount of proceeds realized, economic conditions and the progress sustained in furthering our business.

     We anticipate that, based on current plans and assumptions relating to our business, the estimated maximum net proceeds will sustain our operating needs for a period of approximately 18 months following completion of the offering. If only the minimum amount is realized, we may only be able to sustain operating needs for 12 months. There can be no assurance, however, that our cash requirements during this period will not exceed our available resources, particularly if we realize less than the maximum proceeds. Upon attaining the minimum offering amount and pending use of the net proceeds, the funds may be invested in short-term interest-bearing securities or their equivalent.

                                 CAPITALIZATION

     The following table sets forth our actual capitalization at September 30, 2007 and as adjusted to give effect to the sale of the common stock offered hereby and application of the net proceeds of the offering as set forth at "Use of Proceeds." This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

                                                                                    September 30, 2007
                                                                              -------------------------------
                                                                                  Actual          As Adjusted
                                                                              -----------         -----------
Common stock: 50,000,000 shares authorized,
     par value of $0.001; 1,882,000 shares issued and outstanding...........  $     1,882               2,596
Additional paid-in capital..................................................       73,728             572,957
Accumulated (deficit).......................................................      (20,252)            (20,252)
Total stockholders' equity .................................................  $    55,762         $   555,301
                                                                               ==========         ===========

                              PLAN OF DISTRIBUTION

Self-Underwritten Offering of Shares

     We are offering a minimum of 214,290 shares and a maximum of up to 714,290 shares of common stock as a self-underwritten offering. The offering price is $0.70 per share.

     Until the minimum of 214,290 shares are sold and a minimum of $150,003 realized, all payments for shares will be deposited into an escrow account at Escrow Specialists, Ogden, Utah. If at least $150,003 is not raised in this offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. If at least the minimum $150,003 is raised, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 714,290 shares.

     We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares and receive minimal proceeds from the offering. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned by us to the subscriber, without interest or deductions.

     Once the minimum offering is satisfied, the escrowed funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once accepted. After achieving the minimum offering, all subsequent proceeds from the purchase of shares will be deposited into our company account and will be immediately available to us. After we have sold the minimum amount, certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

     We will offer and sell the shares in this offering solely by our three directors. No commissions will be paid for sales of the shares nor will any individual director register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. We believe each of our directors satisfies the requirements of Rule 3(a)4-1 in that:

     o   No director is subject to a statutory disqualification, as that term is
         defined  in  Section   3(a)(39)   of  the  Act,  at  the  time  of  his
         participation;

     o No director is being paid commissions or other remuneration based either directly or indirectly on transactions in securities;

     o No director is, at the time of his participation, an associated person of a broker- dealer; and

     o Each director meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     As long as we satisfy all of these conditions, we believe that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act, notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers.

     As our directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended. We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will commence on the effective date of this prospectus and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the minimum 214,290 shares. We have not identified any specific events that might trigger our decision to terminate the offering.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds together with a completed Subscription Agreement for acceptance or rejection by us. All checks for subscriptions must be made payable to "Escrow Specialists - Nine Mile Software, Inc., Escrow Account." Upon receipt, all funds provided as subscriptions will be immediately deposited into our escrow account and be available for use by us as soon as the offing minimum of $150,003 has been achieved.

Right to Reject Subscriptions

     We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours of our having received them.

Current Market for Our Shares

     Our shares are not currently traded. Upon effectiveness of the registration statement to which this prospectus relates, we intend to look for a market maker to file on our behalf a Form 211 for the purpose of having our shares approved for quotation on the OTC Bulletin Board, maintained by the National Association of Securities Dealers. Regardless of whether our shares are approved for quotation on the Bulletin Board, a purchaser of our shares may not be able to resell the shares and our shares will remain subject to certain penny stock rules.

     If our shares are accepted for quotation on the Bulletin Board, transactions in the shares will be subject to the penny stock rules.
Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a penny stock.

     A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Under these regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor, must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. An accredited investor is generally defined as an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse. In addition, penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker- dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

     These additional sales practice and disclosure requirements imposed upon brokers-dealers will discourage broker-dealers from effecting transactions in our shares, which will severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

                                LEGAL PROCEEDINGS

     From time to time, we may be involved in various claims, lawsuits, and disputes with third parties incidental to the normal operations of the business. As of the date of this prospectus, we are not aware of any material claims, lawsuits, disputes with third parties or regulatory proceedings that would have any material affect on our business.

                           DESCRIPTION OF OUR BUSINESS

History

     We were organized as a Nevada corporation on November 30, 2006 to engage in the business of developing and eventually marketing specialized software to be used in the financial and brokerage industry.

     Two of our founding directors, Damon Deru and Andrew Limpert, currently work for Belsen Getty, LLC, a registered investment advisory firm. In 2003, Belsen Getty was looking for a portfolio rebalancing solution to help with their trading needs. It typically would take the firm months to rebalance their nearly 1,000 accounts using Excel spreadsheets and manually entering trades. Belsen Getty began to look for a more efficient method, however the available software products on the market were too expensive or didn't have the necessary flexibility to accomplish the firm's goals.

     Mr. Deru, together with his father-in-law, Tom Evans, a database programmer, began working on a rebalancing program. After three years of research and experimentation, they were able to develop an acceptable program. Belsen Getty initially intended to only use the program internally, but as Mr. Deru discussed trading solutions with other advisors it became apparent to him that a need existed for a trading and rebalancing tool.

     In November 2006, Mr. Deru, together with our two other initial directors, Andrew Limpert and Michael Christensen, organized Nine Mile Software, Inc. to raise necessary funds to complete development and market the software that was TradeWarrior.

TradeWarrior Rebalancing Program

     The TradeWarrior software is a portfolio rebalancing and trade generation program created for financial and investment advisory firms. It is designed to help advisors quickly and efficiently trade a large number of client accounts to a "model portfolio". Generally an investment advisor will create a model portfolio of stocks, bonds & mutual funds depending on the client's risk tolerance. Over time, however, the client's portfolio becomes out of balance in relation to the model portfolio as the market fluctuates and advisors change their desired allocations. For example, if the stock market has a good year and advances 15% while the bond market drops 5%, the client's portfolio may be over-weighted in stocks and under-weighted in bonds. It becomes incumbent upon the advisor to generate trades to bring the accounts back in balance with the model portfolio.

     Below is a simple illustration of what is necessary to rebalance a client's portfolio to the desired model portfolio:

        Client's Portfolio      Model Portfolio        Trades Required
        ------------------      ---------------        ---------------
        25% A Fund              30% A Fund             Buy 5% A Fund
        50% B Fund              40% B Fund             Sell 10% B Fund
        25% C Fund              30% C Fund             Buy 5% C Fund

     Our TradeWarrior software helps facilitate this rebalancing process by downloading all of an advisor's account positions into the program. The program then compares what is currently held in the account against the model portfolio and generates the necessary trade file to be uploaded back to the custodian where the trades will be executed. We estimate that manually rebalancing a client's portfolio takes 15 to 20 minutes per client. However, we believe that TradeWarrior cuts this time down to two or three minutes per client on average. The program also reduces human error because it runs all the calculations and generates a trade file, thereby reducing human error from manually entering trades to the custodian.

Program Features & Benefits

     Although the above example gives the appearance of a simple process, in reality there are many variables and complexities. To address these issues, TradeWarrior offers certain features that advisors need in such a program.

     Client Level Trading
     --------------------

     The TradeWarrior program trades accounts on a client level. Typically a client will have multiple accounts with an advisor. TradeWarrior will apply the model portfolio across all of a client's accounts versus applying the model portfolio to each individual account. Thus, generally a client will only have a certain fund in one account versus the same fund in all accounts. This can generate tax efficiency and possibly lower trading costs. The program also facilitates tax sensitive trading. For instance, most advisors like to place income generating funds, or funds with high capital gains in tax-deferred accounts such as IRAs. This could reduce a client's tax bill and helps the advisor add value to the client. Some competitive programs on the market trade only on an account level. This means that an advisor using an account based program holds the same funds in all accounts, when some funds are better suited for a taxable or tax-deferred account. The TradeWarrior program meets the needs of advisors by trading on a client level.

     Taxable vs. Tax-deferred Accounts
     ---------------------------------

     TradeWarrior's ability to facilitate client level trading allows advisors to place some funds in taxable accounts and some funds in tax-deferred accounts, which we believe is good financial planning. TradeWarrior facilitates this need by allowing the advisor to "rank" the funds being used in their model portfolio by order of their perceived tax efficiency. This flexibility allows the advisor to use the most advantageous ranking system. This also allows the advisor to place their highest ranked funds in a client's tax-deferred accounts and his lowest ranked funds in the taxable accounts. This feature is completely customizable by the advisor.

     Closed Funds
     ------------

     Some firms have funds in their portfolios that are closed to new investors. This poses a trading problem because the advisor may want to keep their existing clients in the closed fund, but need to invest their new clients in an alternate fund. TradeWarrior facilitates this by allowing the advisor to keep closed funds for existing clients and automatically uses an alternate open fund for new clients.

     "Do Not Trade" Securities
     -------------------------

     Some firms and clients have certain securities that they do not want to sell, yet do not fit into an advisors model portfolio. TradeWarrior solves this problem by creating "do not trade" restrictions. The restriction can be set on a firm-wide level that will restrict selling that security for all of an advisor's accounts. The restriction can also be set on the client level that will restrict selling that security for that particular client. When rebalancing accounts, TradeWarrior will automatically pull these do not trade securities and allocate the remaining funds in a client's account. This allows for seamless trading without the need for the advisor to continually make manual adjustments. It also could help reduce trading errors from an advisor accidentally selling a security that was not supposed to be sold.

Business Strategy

     Once we begin marketing the TradeWarrior, we plan to expand the software to incorporate more database functionality. We believe that the most complete investment advisory software is a single database for all common financial service client management applications. Currently, a typical advisory firm will have a minimum of two to three database programs. This can become tedious because each firm has to enter the same client data multiple times.

     CRM Capability
     --------------

     Most investment advisory firms have a client relationship management (CRM) database. This database is used to store general client information such as names, mailing and e-mail addresses and account numbers. It is also used to keep track of client contacts, such as letters sent, e-mails, and phone calls, client financial planning information, and prospects and business contacts.

     We do not plan to use offering proceeds to develop a CRM product, but we expect to develop and market the product when we realize sufficient cash flows from TradeWarrior sales. We believe that adding CRM capability to TradeWarrior is a potential area of expansion for our business because:

     o Advisors generally look to reduce the number of databases. Under current conditions, adding TradeWarrior to their business will increase the number of databases they need to maintain. Elimination of this hurdle will be a top development priority as we plan to combine the two databases into one program.

     o Adding CRM is the next natural step for the program, although it will take some time to develop correctly.

     o It will help insulate us from competition. TradeWarrior's current function is rebalancing and trade generation. We believe that development of more robust product features will distinguish the TradeWarrior from competitors. Adding CRM capability to the program will further build tasks the program can accomplish.

     o Many advisors may be reluctant to switch CRM database systems because of the large time commitment required to do such. However, the benefit of combining database functionality should help overcome this hurdle.

     Currently the CRM market is somewhat crowded with three or four main competitors. These competitors include, but are not limited to, Junxure-I, Protracker, ACT! for Advisors, Upswing, and Outlook. When developing the CRM portion TradeWarrior, our research on features will come from both internal experience and recommendations from external advisory firms. Many CRM programs are becoming increasingly complex to operate, taking weeks of training to use the system. We intend to keep our software as simple and intuitive as possible. We anticipate marketing our software by emphasizing its trading capability, the ease of use and low price.

     Billing Capability
     ------------------

     Currently there are many options for billing clients in the investment advisory market. Most major CRM & Portfolio Reporting programs come bundled with billing software incorporated into it. We envision bundling the billing program with the CRM program when it is released. This is necessary to achieve our single database vision. The billing program is already under development internally. Though there are many billing options available to advisors, we plan to add features such as commission payouts, customizable advisor payouts, and non-sufficient funds tracking on client accounts. To our knowledge these features do not exist in the marketplace.

     Web-Based Capability
     --------------------

     We believe that there is a growing trend within the software industry to move to a web-based model. The major advantage to this trend is the flexibility of having the client database accessible by the web. Advisors can access their data wherever they may be as long as they have an Internet connection. This is useful for advisors that travel, work from home, or visit clients off location. The second reason is security of the data. It's generally recognized that client data is more secure on an outside server than it is on an in-house server. Most software firms have the financial means and the knowledge to secure the data with multiple levels of security and offsite backups, whereas most small advisory firms do not. Because of these two reasons, there is growing interest in the industry to move to a web-based model. In order for us to remain competitive, we will have to add web-based capability. However, some advisors remain skeptical of letting somebody else house their data and refuse to switch to a web-based system. Accordingly, we believe that it is important to offer both an in-house desktop version and a web-based version so that we can satisfy both markets.

     Portfolio Reporting Capability
     ------------------------------

     Portfolio reporting for most advisory firms includes, but is not limited to, performance reporting, tax reporting and transaction history reports. Firms must account for and report every transaction for every client. Additionally, many advisory firms have data going back ten years or more. This results in a very complex database and requires considerable programming and industry knowledge. Reporting must be not only accurate, but it also must be SEC compliant. To achieve our single database vision we plan to add portfolio reporting to TradeWarrior either through internal development or possibly acquiring another firm in the marketplace. Current competitors in this space include, but is not limited to, Advent Axys, FSCI dbCams, Cornerstone Poweradvisor, Schwab PortfolioCenter, and Black Diamond.

Marketing

     To date we have not undertaken any marketing activities, but we intend to commence marketing TradeWarrior as soon as we finalize development and realize necessary funds from this offering.

     Our target market will be the investment advisory market that includes RIAs, brokers and other financial consultants. We intend to generate leads from known advisory lists and registrars, ads in trade publications, trade shows and website presence at www.ninemilesoftware.com. Our initial marketing strategy is designed around scheduling a demonstration of our software to the principal decision makers in a firm. The emphasis of the marketing will focus on the value and time savings of TradeWarrior. We will also stress the flexibility of the program and the hands on service approach. Initial marketing efforts will concentrate on the advisory market in the U.S. because it is the largest advisory market in the world and because of our familiarity of the marketplace. After establishing a position in the U.S. market and as necessary funds are available, we will explore the possibility of expanding into Canada, Europe, and elsewhere.

     Direct Mail/Phone Campaign
     --------------------------

     Our initial marketing campaign will begin with a direct mail and phone campaign, which we believe is the most targeted and cost effective approach. We plan to mail a cover letter and a professionally prepared marketing brochure to the key decision makers in a firm and then follow up with phone calls whenever possible. The goal of this process is to invite qualified buyers to sit through a demonstration of our software. We believe this will give us the best opportunity to contact decision makers.

     Ads in Trade Publications
     -------------------------

     We also intend to run ads in industry specific trade publications such as Investment News, Financial Planner, Benefits Selling, Investment Advisor and Wealth Manager. Initially, we will conduct a short initial test campaign of one to three months. We plan to initially run smaller and less expensive ads, but will experiment with different sizes, colors, language and layouts during the initial run. If the results are not encouraging from these tests, we will reconsider this approach before investing more marketing resources.

     Trade Shows
     -----------

     We also plan on attending the various trade shows that are usually hosted by large, national brokerage firms, trade publications and professional associations. We believe that these shows offer an effective way to meet face-to-face with investment advisors. The typical cost to participate in these shows ranges from $5,000 to $20,000 per show. We would also encounter various additional costs relating to the shows such as marketing materials, travel, hotels and meals. We anticipate that initially, we will attend trade shows sparingly due to the cost, but will evaluate the effectiveness after each show.

     Internal Sales Force
     --------------------

     We do not intend to outsource sales, but rather develop an internal sales force. We believe that an in- house sales force is advantageous because of the familiarity with the software, knowledge of financial terms and the needs of investment advisors. We intend to begin to build a sales team as soon as funds become available from this offering. We will compensate salespersons with a base salary and incentive compensation commissions. Sales personnel will also be required to help with service issues, if needed.

Distribution and Payment

     The program will be hosted on our website only and physical discs will not be produced. This will keep costs down because there will be no cost for disc production and delivery. Everybody who uses the program will have Internet access since the program is a tool to generate trade files for online trading. When a client purchases the program, they will be given a code to download the program from the website. If they ever needed additional copies, they could easily go to the website and download the program again. Online purchases will also be facilitated on the website using a credit card service. We will use a credit card service company such as Propay, Inc. so we will not house any critical client data that could become a liability. We will also accept checks for firms who wish to use this option.

Pricing

     We believe that the price of the TradeWarrior software will be one of its main selling points. We initially plan to offer the software for $3,000 per year, with a one time conversion and training fee between $1,000 to $3,000, depending on the amount of data to be converted and number of people to be trained. We anticipate that the price will compete favorably with our main competitors such as "iRebal", which currently charges $50,000 per year with a $10,000 setup fee, and "Tamarac" that charges a minimum $10,000 per year with a $2,000 setup fee.

     We expect that the payback time for customers using our software will be relatively short. We project that it currently takes an advisor 18 minutes to rebalance a client using existing means, and that TradeWarrior will take approximately three minutes per client. That equals a time savings of 15 minutes per client. Assuming the average advisor's time is worth $100 per hour, an advisor would achieve payback after rebalancing only 100 clients. If the advisor has more clients and rebalances more than once a year, then additional savings would be achieved. We also feel that reduced trading errors and the ability to trade quickly versus taking weeks and months to complete the trading cycle will equate to additional savings for users.

Competition

     Rebalancing software is a relatively new industry and, accordingly, there is limited competition. We believe that our TradeWarrior software is competitive with other software on the market because of comparable functionality at a lower price. The three primary competitors to TradeWarrior are iRebal, Tamarac Advisor and eAllocator.

     iRebal
     ------

     iRebal has a strong software suite, but we believe its price is prohibitive for most advisory firms. iRebal targets advisory firms that have over $250 million in assets under management. The iRebal software program was purchased by TD Ameritrade in January 2007. We anticipate that they plan to stay in the same price range, but maybe offer a slight discount to TD Ameritrade advisors. Their program rebalances across accounts at the client level and is designed to help manage cash flows into and out of the portfolio. iRebal also offers tax lot trading that is not currently available with TradeWarrior. iRebal's program is customized to each firm and involves an extensive set-up phase which generally takes six months. The principal drawback to the iRebal is that it costs $50,000 with a $10,000 initial setup fee. Accordingly, we believe the TradeWarrior can successfully compete with iRebal because we can market to small and mid-size firms that cannot afford iRebal.

     Tamarac Advisor
     ---------------

     Tamarac Advisor uses optimization software to decide the trades versus a rules-based system used by both TradeWarrior and iRebal. Optimization software picks securities to trade automatically depending on some preset parameters defined by the advisor. Optimization software is not transparent in its decision making, meaning that an advisor cannot go back in and see why the software decided on a particular trade or easily change the trades that the program is recommending. Rules based software trades on preset rules and securities models defined by the advisor. Rules based software is completely transparent, meaning that an advisor can easily see why a particular trade was made and can manually override any transactions in the software. Tamarac is not a transparent based system, meaning advisors don't have total control over what trades are generated. Tamarac's product, a web-based model, is priced at $10,000 minimum with a $2,000 setup fee and will cover up to 1,000 accounts, with additional fees over that. We believe TradeWarrior will be competitive with Tamarac on price. We also believe more advisors prefer the rules-based trading approach versus the optimization approach that Tamarac uses.

     eAllocator
     ----------

     eAllocator is the newest program in the rebalancing software market. From our review of the software, we believe the eAllocator is limited in scope at its current stage primarily because it trades only on an account level and not a client level. It is also a web based program, which can be viewed as a positive or negative. They are also a rules based system similar to iRebal and TradeWarrior. They do have cost basis information on the trades, which is a positive. Being a new program, eAllocator is only compatible with two portfolio reporting systems (dbCams and Portfolio Center). eAllocator charges $5,000 per year with a $1,000 set-up fee. eAllocator is our closest competitor it terms of cost, but we believe we are competitive because of more advanced features as well as a cost advantage.

     Free Custodian Software
     -----------------------

     Some custodians, such as TD Ameritrade and Fidelity, have developed their own rebalancing and trading software. Our management has performed tests on these systems and found them to only have account level and not client level trading. These systems cannot handle all asset classes such as individual fixed income. They also do not have rules-based logic, such as "do not trade" securities, and do not have cost basis information. The primary strength of these systems is that they are free. We do not believe these custodian developed programs to be competitive with TradeWarrior because they lack the variety of capabilities and functions of TradeWarrior.

Intellectual Property

     We have retained the law firm Kunzler & Associates in Salt Lake City, Utah to help us protect our intellectual property. We have obtained copyright protection on TradeWarrior and plan to continue to update our copyright protection as we make changes and enhancements to the program. We also plan to trademark our company and product names along with any logos associated with those names, if we are able to raise the necessary funds from this offering.

     Kunzler & Associates are currently conducting a patent search to help determine the patentability of TradeWarrior. We will assess the possibility of seeking patent protection when their search is completed. We have budgeted for the possibility of seeking patent protection if our board of directors determines it is feasible and worth the time, effort and cost, however there is no guarantee that we can actually obtain a patent. We will continue to pursue additional protections for our intellectual property as we develop new software and related products and enhance existing products.

Employees

     We currently do not have any employees associated with Nine Mile Software, Inc. other than the directors Damon Deru (CEO), Andrew Limpert (Chairman of the Board), and Michael Christensen (Secretary). If we are able to close on this offering, Damon Deru will become a full time employee of the company.

     We have also contracted with Dan Agnew of AppVision Consulting in Las Vegas, Nevada to further develop TradeWarrior to the point of marketability. He will convert TradeWarrior from Microsoft Access program to a Microsoft .NET platform database. We will also work with him to add additional features to TradeWarrior such as cost basis information and one-click rebalancing to quickly rebalance all clients in the database.

     Mr. Agnew has extensive industry experience having worked for Investment Advisory Network, where he helped write in-house rebalancing and trading software for them. He was also a developer at Techfi, Inc. which is a portfolio reporting company that was bought out by Advent, Inc in 2002. He has since started his own company, AppVision Consulting, doing ad-hoc programming jobs for investment advisors. He also works for an insurance company in Las Vegas where he develops software programs for internal use. Mr. Agnew is proficient in Microsoft Visual Basic.Net, Microsoft ASP, Microsoft ASP.Net and the Microsoft SQL Server family of products.

     If this offering is successful, we plan to add a technical support employee prior to the launch of TradeWarrior. This employee would primarily be responsible for handling incoming tech support calls and setting up new clients on TradeWarrior. We also plan to add a salesperson to help market TradeWarrior and to add additional sales and support staff as business warrants and funds are available.

Employee Stock Option Plan

     In March 2007, our board of directors approved the creation of an employee stock option plan and authorized 650,000 shares of our common stock to be reserved for issuance under the plan. The board of directors will finalize and oversee drafting of the formal plan and establish, at its discretion, the terms and conditions of the awards to be made under the plan. We have not issued any options as of the date of this prospectus.

Facilities

     Initially we plan to rent office space from Belsen Getty, LLC located at 1245 E. Brickyard Rd #590, Salt Lake City, UT 84106. This arrangement will save us expenses because we rent the space at a reasonable rate. Also, we do not have to buy expensive office equipment such as furniture, printers and copiers as are able to use Belsen Getty's equipment, which is included in the rent. If we are successful in marketing TradeWarrior and need to expand our facilities, we will evaluate at that point other office space. In this event, we would most likely experience a greater cost of doing business due to higher rent cost and purchasing and/or leasing office equipment.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion of our financial condition and plan of operation should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.
--------------------------------------------------------------------------------

Plan of Operation

     Since our inception in November 2006, we have primarily engaged in the development of our TradeWarrior software in anticipation of introducing it to the investment advisory market during the latter part of 2007. Our plan of operation for the next 12 months is to first complete commercialization of the TradeWarrior software. We have engaged Dan Agnew as an independent contractor to rewrite the program in a more robust programming language and work directly with Mr. Deru to map out and optimize the logic flows of the program. Management anticipates this will take between three and nine months to complete. During this development period, a beta group of 15 to 30 RIA users that we have previously identified will be using the program and providing real industry feedback. This is essential to gain perspective and insight into the industry needs in a real time feedback loop in order to adjust the program to real life needs of end users.

     After a successful beta iteration period, we will prepare to launch the TradeWarrior product commercially. The goal of management is to launch no later than fourth quarter of 2007. We believe that if the maximum amount of this offering is realized, we will not need additional funding for approximately 18 months. If the minimum amount is raised, we may need to shift some of the funds into marketing and other operational expenses. We anticipate that if only the minimum offering amount is realized, we will have adequate funds for a period of 12 months, using a lesser amount for personnel and marketing than if the maximum is raised.

     Beyond development of the TradeWarrior, we do not plan to use offering proceeds for the potential CRM product. We anticipate developing the CRM product if and when sufficient cash flows are realized from sales of the original TradeWarrior product.

     We do not expect to make major capital expenditure for completing development and marketing TradeWarrior. We do anticipate an increase in employees if and when TradeWarrior is completed and marketed successfully. Mr. Deru will be our lone full time employee upon closing of the offering. Mr. Agnew will be a part time contract employee through the reprogramming phase of the development. In preparing to commence marketing TradeWarrior, management will assess the potential demand for up to two customer service personnel to assist in responding to new customers' questions, orientation and installation of programs. This decision will be partially based on whether the offering is closed at the maximum ornearer to the minimum level. In either scenario, management believes we could be generating revenue within the first 12 month of operation from conclusion of the offering.

Results of Operations and Liquidity and Capital Resources

     We have not realized any revenues since inception. For the period from inception through September 30, 2007, we incurred a net loss of $20,252. For the three months ended September 30, 2007, we incurred a net loss of $4,489 and 19,250, respectively. The net loss is attributed to general and administrative expenses and professional fees associated with the preparation and filing with the SEC of our registration statement.

     At September 30, 2007, we had total assets of $57,298 and stockholders' equity of $55,298, compared to total assets of $44,548 and total stockholders' equity of $44,548 at December 31, 2006. The increase in total assets and stockholders' equity at September 30, 2007 is attributed to the additional sale of common stock during July and August 2007

     At December 31, 2006 we had working capital of $44,548 compared to $54,108 at September 30, 2007. We anticipate meeting our working capital needs during the 2007 fiscal year with the proceeds from this offering. We have no other agreements or arrangements for additional funding and there can be no assurance any such funding will be available to us, or if available, such funding will be on acceptable or favorable terms to us.

Going Concern Consideration

     Because we are a new company with limited assets and capital and no current revenues, we are relying on the proceeds of this offering to launch our software product. Failure to raise adequate capital and generate adequate sales revenues could result in having to curtail or cease operations. Additionally, even if we do raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. If we are not successful in realizing at least the minimum offering amount and, in such event, are unable to secure adequate alternative financing, there is substantial doubt about our ability to continue as a going concern

Off-balance Sheet Arrangements

     We have no off-balance sheet arrangements.

     Recent Accounting Pronouncements
     --------------------------------

     In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements." SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with U.S. GAAP, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date. The statement emphasizes that fair value is a market-based measurement and not an entity-specific measurement. It also establishes a fair value hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this standard is not expected to have a material impact on our financial condition, results of operation or liquidity.

     In June 2006, the FASB issued FASB Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," which prescribes comprehensive guidelines for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on tax returns. FIN 48, effective for fiscal years beginning after December 15, 2006, seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We are currently assessing the impact of FIN 48 on our consolidated financial position and results of operations.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. It permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings, or the amortization and impairment requirements of Statement No. 140. Subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value, eliminates the necessity for entities that manage risks inherent in servicing assets and servicing liabilities with derivatives, to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

     The following table sets forth the name, age and position of our present officers and directors. Each director has been a director of the company since inception.

     Name                      Age          Position
     ----                      ---          --------
     Damon Deru                27           Chief Executive Officer and Director
     Andrew Limpert            37           Chairman of the Board and Director
     Michael Christensen       40           Secretary and Director
--------------------------

     All directors serve for one-year terms until their successors are elected or they are re-elected at the annual stockholders' meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

      There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

     The business experience of each of the persons listed above during the past five years is as follows:

     Damon Deru is a graduate of the University of Utah where he received his B.S. Degree in Finance. He has worked in the financial services industry since 2001 as an investment advisor at Belsen Getty, LLC, a financial services firm located in Salt Lake City, Utah. In his role at Belsen Getty, Mr. Deru is responsible for investment research, trading responsibilities for over 1,000 accounts, and managing and maintaining the databases and other information technology (IT) needs. Mr. Deru has since 2004 served as the financial manager of Axxess Funding Group, LLC, a private Salt Lake City, Utah firm engaged in funding secured real estate loans to individuals and commercial real estate developers. He holds a Series 65 license which qualifies him as an SEC Registered Investment Advisor.

     Andrew Limpert is a graduate from the University of Utah and Westminster College with degrees of B.S. in Finance and an MBA with an emphasis in Finance. For the past 15 years he has founded, consulted on and funded numerous businesses in the private and public arenas. Since 1998, he has been an investment advisor with Belsen Getty, LLC, providing wealth management direction and strategic and financial advice for several investment banks. Mr. Limpert has also been associated with Axxess Funding Group, LLC since 2004 as its marketing manager. Mr. Limpert also serves as a director of BBM Holdings Inc, a New York based provider of ship-to-shore internet connectivity technology.

     Michael Christensen is a graduate of Weber State University, where he received an MBA and a B.S. Degree in Accounting. Mr. Christensen has over 15 years of experience in financial and accounting management and administration. He has experience in the distribution and printing industries, performance reporting and accounting systems support for an investment advisor. From 2002 to the present, Mr. Christensen has been on the staff of the Commissioner of Education for the LDS Church Educational System. Among his responsibilities he provides financial and budget support to the Board of Trustees for such institutions as Brigham Young University.

     Each director will devote only a portion of their business time to the affairs and operations of Nine Mile Software. The approximate percentage of business time to be devoted to our company by each director is expected to be as follows:

     o   Damon Deru   --   75% *

     o   Andrew Limpert   --   30%

     o   Michael Christensen   --   20%
--------------------
         * We anticipate that Mr Deru will devote 100% of his business time to Nine Mile Software business at the completion of the offering.

     During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:

     o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

     o any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

     o being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

     o being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

     Currently we do not have any standing committees of the board of directors. Until such time as formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal audit committee.

Relationships and Related Party Transactions

     We have not had any material transactions since our inception in 2006 with any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals' immediate family.

Executive Compensation

     If we are successful in closing this offering, our CEO Damon Deru will receive a monthly allowance to be determined by the board of directors. There are no plans for the other directors to receive a salary at this time. However, we may issue options under an employee stock option plan as incentives to achieve certain performance thresholds.

Stock Purchase Options

     On May 1, 2007, we sold and issued a total of 610,000 stock purchase options exercisable for the purchase of our common stock at $0.025 per share. The options were issued to the following persons and for the number of shares indicted next to each persons name.

         Damon Deru                 --       400,000 shares
         Michael Christensen        --       100,000 shares
         Thomas Henderson           --        10,000 shares
         Tom Evans                  --       100,000 shares

     Messrs. Deru and Christensen are directors and executive officers. Messrs. Henderson and Evans are expected to become employees following the completion of this offering.

     The options are not exercisable for a period of one year and are subject to a vesting schedule. Fifty percent of the options will vest when we first realize a quarterly profit from operations or when we have sold an aggregate of 80 TradeWarrior programs. The balance of the options will vest when we first record $1.0 million in total revenues. The options will expire if not exercised within 60 months of issuance, on May 1, 2013.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our shares of common stock by

     o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

     o   each of our directors;

     o   our executive officers; and

     o   by all directors and executive officers as a group.

     Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the date of this prospectus, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares beneficially owned are based on 1,822,000 shares of common stock outstanding as of March 31, 2007. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that person, subject to community property laws, where applicable.


                                Amount and Nature of                  Percent of Class
Name and Address(1)             Beneficial Ownership      Before Offering    After Offering(2)
-------------------             ----------------------    ---------------    -----------------
Damon Deru *                               200,000             10.6 %               7.7 %
Andrew Limpert *                           600,000             31.9 %              23.1 %
Michael Christensen *                       30,000              1.6 %               1.2 %

All directors and officers                 830,000             44.1 %              32.0 %
  a group (3 persons)

Other Beneficial Owners
Scott Deru                                 120,000              6.4 %               4.6 %
Terry Deru                                 600,000             31.9 %              23.1 %

Total directors, officers and            1,550,000             82.4 %              59.7 %
Other beneficial owners
--------------------------
      *  Director and/or executive officer


     (1) Unless otherwise indicated, the address for each person listed above is c/o Nine Mile Software, Inc., 1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106.

     (2) Based on 2,596,290 shares outstanding after the offering and assumes the maximum number of offered shares are sold.

                            DESCRIPTION OF SECURITIES

Our Common Stock

     Authorized and Outstanding
     --------------------------

     We are authorized to issue up to 50 million shares of common stock, par value $0.001 per share, of which 1,882,000 shares are outstanding as of the date of this prospectus.


     Voting Rights
     -------------

     Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation or by-laws, the presence, in person or by proxy duly authorized, of one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

     Dividends
     ---------

     There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

     Preemptive Rights
     -----------------

     Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock sold in the offering will when issued, be fully paid and non-assessable.

     Options
     -------

     We presently have outstanding stock purchase options to acquire an aggregate of 610,000 shares of our common stock. The options are held by four individuals and have an exercise price of $0.025 per share, but are not exercisable until May 1, 2008. The term of the options is 60 months, but they are subject to a vesting schedule based on future sales and revenues.

     Our board of directors has also authorized an employee stock option plan and reserved 650,000 shares of our common stock to for issuance under the plan. The board will draft the definitive plan and will establish the terms and conditions of awards to be made under the plan. No options under the plan have been issued.

     Transfer Agent
     --------------

     We have retained as our transfer agent Cottonwood Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84107, telephone (801) 266-7151.

Shares Eligible for Future Sale

     If we sell the maximum number of offered shares, we will have outstanding an aggregate of 2,536,290 shares of common stock. The 714,290 shares to be issued in the offering will be freely transferable without restriction under the Securities Act, excluding any shares purchased by a person who is or thereby becomes an affiliate of Nine Mile Software. All 1,822,000 shares outstanding immediately prior to the offering were issued in private transactions without registration under the Securities Act and are deemed "restricted securities" as defined by Rule 144 under the Securities Act.

     Under Rule 144, a person or persons whose shares are aggregated, who has satisfied a one-year holding period may sell within any three-month period, that number of restricted shares that does not exceed the greater of 1% of the then outstanding common shares, or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about us. Rule 144 permits, under certain circumstances, the sale of restricted shares by a person who is not an affiliate and has satisfied a two-year holding period, without regard to the volume or other resale limitations.

     We are unable to predict the effect that sales under Rule 144 may have on the then prevailing market price of the common stock, if a market for our shares develops, but such sales may have a substantial depressing effect on such market price.

     All of our officers, directors and 5% or more stockholders hold restricted shares. However, commencing November 30, 2007, 1,822,000 of these shares will be one year old and will be eligible for sale under Rule 144, subject to all the provisions of that Rule and subject to the terms of the escrow arrangement described below. The remaining 60,000 shares will become eligible for Rule 144 sales commencing on July 31, 2008.At that time shares become eligible for sale under Rule 144 and assuming the maximum shares offered by this prospectus are sold, each of these individuals will be eligible to sell into the market up to 25,362 shares during any three-month period.

Escrow

     At the direction of the Utah Division of Securities, certain of our stockholders have agreed to deposit their shares of our common stock in escrow for a period of up to four years. Three directors, Damon Deru, Andrew Limpert and Michael Christensen, and two principal stockholders, Terry Deru and Scott Deru have placed in escrow an aggregate of $1,550,000 shares. No excrowed shares may be sold, transferred, pledged or otherwise disposed of during the term of the escrow unless the recipient of the shares agrees to and accepts the terms of the escrow.

     Commencing the third year of the escrow terms, 2 1/2% of the escrowed shares, pro rate per quarter, may be released to individual stockholders. Also, in the event our shares become "covered securities" pursuant to Section 18(b)(1) of the Securities Act, all securities held in escrow will be released. For purposes of Section 18(b)(1), a covered security is listed on the New York Stock Exchange or American Stock Exchange, or listed or authorized for listing, on The Nasdaq National Market System.

     Additionally, Damon deru and Michael Christensen have agreed to deposit in escrow stock purchase options to purchase an aggregate of 500,000 shares of Nine Mile common stock. The escrowed options and underlying common shares will be subject to the same terms and conditions as the escrowed shares of common stock.

     The Utah Division of Securities has also directed that, in lieu of posting a bond in connection with the persons selling the offered shares, we will place in escrow $25,000. The funds will be held by Escrow Specialists until the closing of the offering and up to a period of four years.


        DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Our bylaws provide that directors, officers and any person who acted at our request as an officer or director, will be indemnified by us to the fullest extent authorized by the general corporate laws of Nevada, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

     o Such person acted in good faith with a view to our best interests; and

     o In the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   CERTAIN MARKET INFORMATION AND MARKET RISKS

     There is not presently, nor has there ever been, a public trading market for our common stock. We expect to request a broker-dealer to make an application to the NASD to have our shares quoted on the OTC Bulletin Board. The application will consist of current corporate information, financial statements and other documents as required by Rule 15c2-11 of the Securities Exchange Act of 1934.

     Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by that service. Although we intend to apply to the OTC Bulletin Board subsequent to the filing of our registration statement, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities. There can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board or any other recognized trading market.

     Without an active public trading market, you may not be able to liquidate the shares you purchase in this offering. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors discussed in this prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

     The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state.

     It is unlikely that our securities will be listed on any national or regional exchange or The Nasdaq Stock Market. Therefore our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

     The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

     o registered and traded on a national securities exchange meeting specified criteria set by the SEC;

     o   authorized for quotation on The Nasdaq Stock Market;

     o   issued by a registered investment company;

     o excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or

     o   exempted from the definition by the SEC.

     Broker-dealers who sell penny stocks to persons other than established customers and accredited investors are subject to additional sales practice requirements. An accredited investor is generally defined as a person with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

     For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must receive the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

     These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which our shares trade. Classification of the shares as penny stocks increases the risk of an investment in our shares.

Dividend Policy

     We have never declared or paid cash dividends or made distributions in the past and do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

                                  LEGAL MATTERS

     Leonard E. Neilson, Attorney at Law, 8160 South Highland Drive, Suite 104, Sandy, Utah 84093, telephone (801) 733-0800, has acted as our legal counsel.

                                     EXPERTS

     Our financial statements for the period November 30, 2006 (inception) to December 31, 2006, appearing in this prospectus and the registration statement, to which it relates, have been audited by Moore & Associates, Chartered, independent auditors. Moore & Associates have set forth in their report relating to the financial statements, an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern. Their report is given upon their authority as experts in accounting and auditing. We have prepared the unaudited financial statements for the period ended March 31, 2007.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus, or having given an opinion on the validity of the securities being registered, or on other legal matters in connection with the registration or offering of the common shares, was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Nine Mile Software. Nor is any such person connected with Nine Mile Software as a promoter, director, officer or employee.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the SEC in accordance with its rules and regulations. This prospectus does not contain all of the information in the registration statement. For further information regarding both our company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules. You may inspect our registration statement, without charge, at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov. You also may request a copy of the registration statement and these filings by writing or calling us at 1245 East Brickyard Road, Suite 590, Salt Lake City, Utah 84106, telephone number (801) 433-2000.

     Upon the effectiveness of our registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and will be required to file reports and other information with the SEC. These reports and other information may also be inspected and copied at the SEC's public reference facilities or its web site.

                            NINE MILE SOFTWARE, INC.

                              FINANCIAL STATEMENTS

                                December 31, 2006

                                 C O N T E N T S



Independent Registered Public Accounting Firm........................... F-3

Balance Sheet........................................................... F-4

Statement of Operations................................................. F-5

Statement of Stockholders' Equity....................................... F-6

Statement of Cash Flows................................................. F-8

Notes to the Financial Statements....................................... F-9

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Nine Mile Software, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheets of Nine Mile Software, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception on November 30 , 2006 through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nine Mile Software, Inc. of December 31, 2006 and the results of its operations and its cash flows from inception on November 30, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Moore & Associates Chartered
-------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
March 26, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501
--------------------------------------------------------------------------------

                               NINE MILE SOFTWARE
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET



                                                       December 31,
                                                           2006
                                                   -------------------


                                ASSETS

CURRENT ASSETS
     Cash in bank                                      $    44,548
                                                       -----------

TOTAL CURRENT ASSETS                                        44,548
                                                       -----------

OTHER ASSETS
     Copyright                                                --
                                                       -----------

TOTAL ASSETS                                           $    44,548
                                                       ===========

                  LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                  $      --
                                                       -----------

TOTAL CURRENT LIABILITIES                                     --

LONG-TERM DEBT                                                --
                                                       -----------

TOTAL LIABILITIES                                             --
                                                       -----------

STOCKHOLDERS' EQUITY
     Common stock: $0.001 par value;
     50,000,000 shares authorized,
     1,822,000 shares issued and outstanding                 1,822
     Additional paid in capital                             43,728
     Accumulated deficit                                    (1,002)
                                                       -----------

TOTAL STOCKHOLDERS' EQUITY                                  44,548
                                                       -----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY               $    44,548
                                                       ===========

   The accompanying notes are an integral part of these financial statements.

                               NINE MILE SOFTWARE
                         (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS


                                                  From Inception
                                                  On November 30,
                                                   2006 through
                                                   December 31,
                                                       2006
                                             ----------------------

REVENUES                                    $              --
COST OF SALES                                              --
                                                 --------------
GROSS MARGIN                                               --
                                                 --------------

OPERATING EXPENSES

     General and administrative                           1,002
                                                 --------------

TOTAL OPERATING EXPENSES                                  1,002
                                                 --------------

NET LOSS                                    $            (1,002)
                                                 ==============

BASIC LOSS PER SHARE                             $        (0.00)
                                                 ==============

Weighted Average Shares
  Outstanding                                         1,822,000
                                                 ==============

   The accompanying notes are an integral part of these financial statements.


                               NINE MILE SOFTWARE
                         (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                           Additional                      Total
                                     Common Stock           Paid in     Accumulated    Stockholders'
                                 Shares       Amount        Capital       Deficit         Equity
                              -----------   -----------   -----------   -----------    -----------

Balance November 30, 2006            --     $      --     $      --     $      --      $      --

Shares issued for cash
 at $0.025 per share              360,000           360         8,640          --            9,000

Shares issued for cash
 at $0.025 per share            1,462,000         1,462        35,088          --           36,550

Net loss for the year ended
  December 31, 2006                  --            --            --          (1,002)        (1,002)
                              -----------   -----------   -----------   -----------    -----------

Balance December 31, 2006       1,822,000   $     1,822   $    43,728   $    (1,002)   $    44,548
                              ===========   ===========   ===========   ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                               NINE MILE SOFTWARE
                         (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS



                                                              From Inception
                                                               On November 30,
                                                               2006 through
                                                               December 31,
                                                                   2006
                                                          ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                                                 $    (1,002)

     Adjustments to reconcile net income to
       net cash provided by operating activities:
         Common stock issued for services                            --
     Changes in operating assets and liabilities:
         Increase (decrease) in accounts payable                     --
                                                              -----------

NET CASH PROVIDED BY OPERATING ACTIVITES                           (1,002)
                                                              -----------


CASH FLOWS FROM INVESTING ACTIVITIES
        Copyright costs incurred                                     --
                                                              -----------

NET CASH (USED) BY INVESTING ACTIVITIES                              --
                                                              -----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from common stock issued                          45,550
                                                              -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                          45,550
                                                              -----------

NET INCREASE IN CASH                                               44,548

CASH - Beginning of period                                           --
                                                              -----------

CASH - End of period                                          $    44,548
                                                              ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
        Interest                                              $      --
                                                              ===========
        Income taxes                                          $      --
                                                              ===========

NON CASH FINANCING ACTIVITIES:                                $      --
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

1.        Summary of Significant Accounting Policies

          Nature of Business
          Nine Mile Software, Inc. (the Company) was incorporated in the State of Nevada on November 30, 2006. The Company is engaged in the business of developing and marketing specialized software for brokerage.

          Use of Estimates
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Basic (Loss) per Common Share
          Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2006.

                                              (Loss)        Shares       Basic (Loss) Per Share
                                           (Numerator)  (Denominator)            Amount


         For the Year Ended                $     (1,002)     1,822,000       $  (0.00)
                                           ============   ============       ========

         Dividends
         The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

         Comprehensive Income
         The  Company  has  no   component   of  other   comprehensive   income.
         Accordingly, net income equals comprehensive income for the periods ended December 31, 2006.

         Advertising Costs
         The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2006.

                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


1.       Summary of Significant Accounting Policies (Continued)

         Cash and Cash Equivalents
         For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

         Income Taxes
         The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

         SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

         The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

                                                                 December 31,
                                                                     2006
                                                                 ------------
                  Income tax expense at statutory rate           $        391

                  Valuation allowance                                    (391)
                                                                 ------------

                  Income tax expense per books                   $        -0-
                                                                 ============

         Net deferred tax assets consist of the following components as of:

                                                                 December 31,
                                                                     2006
                                                                 ------------
         NOL Carryover                                           $        391
         Valuation allowance                                             (391)
                                                                 ------------

         Net deferred tax asset                                  $        -0-
                                                                 ============

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


1.       Summary of Significant Accounting Policies (Continued)

         Impairment of Long-Lived Assets
         The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

         Accounting Basis
         The basis is accounting principles generally accepted in the United States of America. The Company has adopted an December 31 fiscal year end.

         Stock-based compensation.
         As of January 31, 2007, the Company has not issued any share-based payments to its employees.

         The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

         Copyright costs
         The Company has capitalized the costs of obtaining its copyrights. The Company will amortize the copyright costs over the estimated life of 10 years upon commencement of sales. The Company expects to begin sales in 2007.

         Recent Accounting Pronouncements
         In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles
         (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


1.       Summary of Significant Accounting Policies (Continued)
         Recent Accounting Pronouncements (Continue)

         In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

         In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


1.       Summary of Significant Accounting Policies (Continued)

         Revenue Recognition
         The Company will determine its revenue recognition policies upon commencement of principle operations.

2.       COMMON STOCK
         On November 30, 2006, the Company received $9,000 from its founders for 360,000 shares of its common stock. On December 8, 2008, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under. The Company sold 1,462,000 shares of its $0.001 par value common stock at a price of $0.025 per share for $36,550 in cash.

3.       GOING CONCERN
         The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $1,002 as of December 31, 2006. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

         Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

                            NINE MILE SOFTWARE, INC.

                              FINANCIAL STATEMENTS

                                December 31, 2006

                                 C O N T E N T S



Balance Sheet........................................................... F-15

Statement of Operations................................................. F-16

Statement of Stockholders' Equity....................................... F-17

Statement of Cash Flows................................................. F-18

Notes to the Financial Statements....................................... F-19


                            NINE MILE SOFTWARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                             September 30,  December 31,
                                                                 2007          2006
                                                             -----------    -----------
                                                             (Unaudited)

                                ASSETS
CURRENT ASSETS
     Cash in bank                                            $    56,108    $    44,548
                                                             -----------    -----------

TOTAL CURRENT ASSETS                                              56,108         44,548
                                                             -----------    -----------

OTHER ASSETS
     Copyright                                                     1,190           --
                                                             -----------    -----------

TOTAL ASSETS                                                 $    57,298    $    44,548
                                                             ===========    ===========

                  LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                        $     2,000    $      --
                                                             -----------    -----------

TOTAL CURRENT LIABILITIES                                          2,000           --

LONG-TERM DEBT                                                      --             --
                                                             -----------    -----------

TOTAL LIABILITIES                                                  2,000           --
                                                             -----------    -----------

STOCKHOLDERS' EQUITY
     Common stock: $0.001 par value;
     50,000,000 shares authorized, 1,882,000 and
     1,822,000 shares issued and outstanding, respectively         1,882          1,822
     Additional paid in capital                                   73,668         43,728
     Accumulated deficit                                         (20,252)        (1,002)
                                                             -----------    -----------

TOTAL STOCKHOLDERS' EQUITY                                        55,298         44,548
                                                             -----------    -----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $    57,298    $    44,548
                                                            ===========    ===========

   The accompanying notes are an integral part of these financial statements.

*****

                            NINE MILE SOFTWARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF OPERATIONS


                                                                          From Inception
                                  For the Three       For the Nine        On November 30,
                                   Months Ended       Months Ended        2006 through
                                  September 30,       September 30,       September 30,
                                      2007                2007                 2007
                                  -----------         -----------         -----------

REVENUES                          $      --           $      --           $      --
COST OF SALES                            --                  --                  --
                                  -----------         -----------         -----------
GROSS MARGIN                             --                  --                  --
                                  -----------         -----------         -----------

OPERATING EXPENSES

     General and administrative         4,489              19,250              20,252
                                  -----------         -----------         -----------

TOTAL OPERATING EXPENSES                4,489              19,250              20,252
                                  -----------         -----------         -----------

NET LOSS                          $    (4,489)        $   (19,250)        $   (20,252)
                                  ===========         ===========         ===========

BASIC LOSS PER SHARE              $     (0.00)        $     (0.01)
                                  ===========         ===========

Weighted Average Shares
  Outstanding                       1,852,000           1,842,000
                                  ===========         ===========

   The accompanying notes are an integral part of these financial statements.


                            NINE MILE SOFTWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (unaudited)


                                                            Additional                     Total
                                      Common Stock           Paid in      Accumulated   Stockholders'
                                  Shares        Amount       Capital       Deficit         Equity
                               -----------   -----------   -----------   -----------    -----------
Balance November 30, 2006             --     $      --     $      --     $      --      $      --

Shares issued for cash
 at $0.025 per share               360,000           360         8,640          --            9,000

Shares issued for cash
 at $0.025 per share             1,462,000         1,462        35,088          --           36,550

Net loss for the year ended
  December 31, 2006                   --            --            --          (1,002)        (1,002)
                               -----------   -----------   -----------   -----------    -----------

Balance December 31, 2006        1,822,000         1,822        43,728        (1,002)        44,548

Shares issued for cash
 at $0.50 per share                 60,000            60        29,940          --           30,000

Net loss for the nine months
 ended September 30, 2007             --            --            --         (19,250)       (19,250)
                               -----------   -----------   -----------   -----------    -----------

Balance September 30, 2007       1,882,000   $     1,882   $    73,668   $   (20,252)   $    55,298
                               ===========   ===========   ===========   ===========    ===========

   The accompanying notes are an integral part of these financial statements.



                            NINE MILE SOFTWARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                              From Inception
                                                        For the Three       For the Nine      On November 30,
                                                        Months Ended       Months Ended        2006 through
                                                        September 30,      September 30,       September 30,
                                                            2007               2007                2007
                                                        -----------        -----------        ---------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                           $    (4,489)       $   (19,250)       $   (20,252)

     Adjustments to reconcile net income
       to net cash provided by operating  activities:
         Common stock issued for services                      --                 --                 --
     Changes in operating assets and liabilities:
         Increase (decrease) in accounts payable               --                2,000              2,000
                                                        -----------        -----------        -----------

NET CASH PROVIDED BY OPERATING ACTIVITES                     (4,489)           (17,250)           (18,252)
                                                        -----------        -----------        -----------


CASH FLOWS FROM INVESTING ACTIVITIES
        Copyright costs incurred                               --               (1,190)            (1,190)
                                                        -----------        -----------        -----------

NET CASH (USED) BY INVESTING ACTIVITIES                        --               (1,190)            (1,190)
                                                        -----------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from common stock issued                    30,000             30,000             75,550
                                                        -----------        -----------        -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                    30,000             30,000             75,550
                                                        -----------        -----------        -----------

NET INCREASE IN CASH                                         25,511             11,560             56,108

CASH - Beginning of period                                   30,597             44,548               --
                                                        -----------        -----------        -----------

CASH - End of period                                    $    56,108        $    56,108        $    56,108
                                                        ===========        ===========        ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
        Interest                                        $      --          $      --          $      --
                                                        ===========        ===========        ===========
        Income taxes                                    $      --          $      --          $      --
                                                        ===========        ===========        ===========

NON CASH FINANCING ACTIVITIES:                          $      --          $      --          $      --
                                                        ===========        ===========        ===========



              The accompanying notes are an integral part of these financial statements.

                            NINE MILE SOFTWARE, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2007



NOTE 1 - CONDENSED FINANCIAL STATEMENTS

       The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2007 and for all periods presented have been made.

       Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2006 audited financial statements. The results of operations for the period ended September 30, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no revenues and has generated losses from operations.

       In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management's plans include of investing in and developing all types of businesses related to the equine industry.

       The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                            NINE MILE SOFTWARE, INC.

                                     Part II

Item 24.      Indemnification of Directors and Officers

     Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our By-laws. Under the NRS, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, which is not the case with our articles of incorporation.

     Excepted from that immunity are:

     (1) a willful failure to deal fairly with Nine Mile Software or its stockholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

     (3) a transaction from which the director derived an improper personal profit; and

     (4) willful misconduct.

     Our By-laws provide that we will advance all expenses incurred to any director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise. The board of directors may authorize the corporation to indemnify and advance expense to any officer, employee, or agent of the corporation who is not a director to the extent permitted by law.

     If a claim for indemnification against such liabilities, other than payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25.      Other Expenses of Issuance and Distribution

     The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by Nine Mile Software out of the proceeds from the offering, are as follows:

       Filing fee under the Securities Act of 1933.........   $          25
       Accountants' fees and expenses .....................           5,000
       Legal fees and related expenses.....................          23,000
       Blue Sky fees and expenses..........................           1,000
       Printing expenses...................................           2,500
       Transfer agent fees.................................           1,500
       Miscellaneous.......................................           1,975
                                                                -----------
                    Total..................................       $  35,000

Item 26.      Recent Sales of Unregistered Securities


     At the inception of our company in November 2006 we issued a total of 1,822,000 shares of our common stock to 13 persons for cash consideration of $0.025 per share, or an aggregate of $45,550. In July and August 2007, we issued an additional 60,000 shares to three persons for cash consideration of $0.50 per share or $30,000. The shares were issued in a private transaction to persons familiar with our company and without registration under the Securities Act of 1933 pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. No form of solicitation was used in the issuance of the shares. The shares are considered restricted securities and certificates representing the shares must contain a legend restricting further transfer unless the shares are first registered or qualify for an exemption.

     On May 1, 2007, we issued 610,000 stock purchase options that can be exercised for the purchase of our common stock at $0.025 per share. The options were sold to the following persons for the number of shares and consideration indicted

         Name                  Exercisable into # of Shares       Consideration
         ----                  ----------------------------       -------------
         Damon Deru                400,000 shares                      $  100
         Michael Christensen       100,000 shares                      $   25
         Thomas Henderson           10,000 shares                      $   10
         Tom Evans                 100,000 shares                      $   25

     The options are not exercisable for a period of one year and are subject to a vesting schedule. Fifty percent of the options will vest when we first realize a quarterly profit from operations or when we have sold an aggregate of 80 TradeWarrior programs. The balance of the options will vest when we first record $1.0 million in total revenues. The options will expire if not exercised within 60 months of issuance, on May 1, 2013.

     The options were issued in a private transaction to two directors, Messrs. Deru and Christensen, and to Messrs. Henderson and Evans who are expected to become employees following the completion of this offering. The transaction is exempt from registration under the Securities Act of 1933 pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The options are considered restricted securities and the underlying shares, if and when issued, will also be restricted securities.

Item 27.      Exhibits

     (a) The following exhibits are filed with this Registration Statement:


Exhibit No.         Exhibit Description
-----------         -------------------
      3.1*          Articles of Incorporation
      3.2*          By-Laws
      4.1*          Specimen stock certificate
      5.1           Opinion of Leonard E.  Neilson,  Attorney at Law,  regarding legality of securities being registered
     10.1*          Escrow Agreement
     10.2           Securities Escrow Agreement
     10.3           Form 4-5EIA Escrow Agreement
     23.1           Consent of Moore & Associates,  Chartered,  Certified Public
                    Accountants
     23.2           Consent of Leonard E. Neilson,  Attorney at Law (included as part of Exhibit 5.1)
     99.1*          Subscription Agreement
--------------
      *    Included as Exhibits to Form 10-SB filed with SEC on May 17, 2007.



Item 28.      Undertakings

     We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                      S-2

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake City, State of Utah, on this 19th day of November 2007.

                               NINE MILE SOFTWARE, INC.
                                     (REGISTRANT)


                               By:   /S/     DAMON DERU
                                  ----------------------------------------------
                                        Damon Deru
                                        Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damon Deru as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


                                       By:   /S/     DAMON DERU
                                          --------------------------------------
                                            Damon Deru
                                            Chief Executive Officer and Director
                                            Date:    November 19, 2007



                                       By:   /S/     ANDREW LIMPERT
                                          --------------------------------------
                                            Andrew Limpert
                                            Chairman of the Board and Director
                                            Date:   November 19, 2007



                                       By:   /S/     MICHAEL CHRISTENSEN
                                          --------------------------------------
                                            Michael Christensen
                                            Secretary and Director
                                            Date:    November 19, 2007



                                       S-4